Exhibit 10.11

Execution Version

EQUITY CONTRIBUTION AGREEMENT

December 23, 2024

among

FREYR BATTERY, INC.,
as Sponsor,

TRINA SOLAR US MANUFACTURING MODULE 1, LLC,
as Borrower,

TRINA SOLAR US MANUFACTURING HOLDING, INC.,
as Holdings,

and

HSBC BANK USA, N.A.,
as Administrative Agent and Collateral Agent

EXHIBITS

A	Form of Equity Contribution Request
B	Form of Equity Letter of Credit

Equity Contribution Agreement (Project Apogee)

i

EQUITY CONTRIBUTION AGREEMENT, dated as of December 23, 2024 (the “Effective Date”) (this “Agreement”), among FREYR BATTERY, INC., a Delaware corporation (the “Sponsor”), TRINA SOLAR US MANUFACTURING MODULE 1, LLC, a Texas limited liability company (the “Borrower”), TRINA SOLAR US MANUFACTURING HOLDING, INC., a Delaware corporation (“Holdings”), HSBC BANK USA, N.A., acting as Administrative Agent on behalf of the Lenders (in such capacity, together with its successors and permitted assigns in such capacity, the “Administrative Agent”), HSBC BANK USA, N.A., acting as Collateral Agent on behalf of the Secured Parties (in such capacity, together with its successors and permitted assigns in such capacity, the “Collateral Agent”) and each other Person from time to time party hereto.

RECITALS

WHEREAS, the Borrower has entered into a Credit Agreement, dated as of July 16, 2024 (as amended by that certain Consent, Waiver and Amendment No. 1 to Credit Agreement, dated as of the date hereof (the “Amendment”), and as may be further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), with the Administrative Agent, the Collateral Agent and each of the Lenders and other financial institutions from time to time party thereto;

WHEREAS, in connection with the Credit Agreement, Trina Solar Energy Development Pte. Ltd., a Singapore private limited company (the “Guarantor”), as sponsor, Holdings, Borrower and the Administrative Agent, entered into that certain Equity Contribution Agreement, dated as of July 16, 2024 (the “Prior Equity Contribution Agreement”), pursuant to which, among others, TED, as a former indirect owner of the Borrower, committed to make certain equity contributions in connection with the Project (as defined in the Credit Agreement);

WHEREAS, Trina Solar (Schweiz) AG, an entity organized under the Laws of Switzerland and an indirect subsidiary of TED (“TSW”), and the Sponsor entered into that certain Transaction Agreement, dated as of November 6, 2024 (the “Transaction Agreement”), and, as a result of the transactions contemplated in the Transaction Agreement, which closing has occurred on the date hereof, the Borrower and Holdings are fully indirectly owned by the Sponsor;

WHEREAS, under Section 7.14 of the Transaction Agreement, following closing of the transactions contemplated in the Transaction Agreement, Sponsor agreed to cooperate with TED to terminate the Prior Equity Contribution Agreement;

WHEREAS, Holdings owns 95% of the Capital Stock of the Borrower and Trina Solar US Manufacturing Module Associated Entity 1, LLC, a Texas limited liability company (“Trina Blocker”), owns 5% of the Capital Stock of the Borrower;

WHEREAS Holdings owns 100% of the Capital Stock of Trina Blocker;

WHEREAS, as of the date hereof, after giving effect to the transactions contemplated in the Transaction Agreement to be consummated on the date hereof, the Sponsor owns 100% of the Capital Stock of Holdings;

Equity Contribution Agreement (Project Apogee)

WHEREAS, through its indirect ownership of the Borrower, the Sponsor will benefit from the making of the Loans to the Borrower for the development, construction, operation and maintenance of the Project; and

WHEREAS, each of TED, Holdings, Borrower, the Administrative Agent and the Collateral Agent have agreed to terminate the Prior Equity Contribution Agreement on the date hereof, on behalf of itself and its affiliates, on the terms and conditions set forth herein and agree to enter into this Agreement effective as of the date hereof.

NOW THEREFORE, to induce the Lenders to enter into the Amendment and to extend credit under the Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Sponsor, the Borrower, the Collateral Agent (for and on behalf of the Secured Parties) and the Administrative Agent (for and on behalf of the Lenders) hereby agree as follows:

Article I

Definitions

1.01 Definitions. All capitalized terms used, but not otherwise defined herein, shall have the respective meanings assigned thereto in the Credit Agreement. In addition, as used in this Agreement, the following terms shall have the meanings specified below:

“Accelerated Equity Contribution” shall have the meaning ascribed thereto in Section 2.01(c) (Accelerated Equity Contributions).

“Acceptable Credit Support” shall mean any combination of the following: (A) an Equity Letter of Credit in an amount, in the aggregate together with any other Acceptable Credit Support, equal to Remaining Equity Commitment, (B) Cash Collateral in an amount, in the aggregate together with any other Acceptable Credit Support, equal to the Remaining Equity Commitment or (C) other credit support acceptable to the Required Lenders in their sole discretion, in an amount, in the aggregate together with any other Acceptable Credit Support, equal to the Remaining Equity Commitment.

“Acceptable Equity Letter of Credit Bank” shall mean any United States commercial bank(s) or financial institution(s) or a United States branch or subsidiary of a foreign commercial bank(s) or financial institution(s) having, or guaranteed or confirmed by an entity having, a long-term unsecured senior debt rating of A3 or better by Moody’s or A- or better by S&P or Fitch and a combined capital and surplus of not less than five hundred million Dollars (US$500,000,000).

“Agreement” shall have the meaning ascribed thereto in the introductory paragraph.

“Base Equity Contribution” shall have the meaning ascribed thereto in Section 2.01(a) (Base Equity Contribution Undertaking).

“Borrower” shall have the meaning ascribed thereto in the introductory paragraph.

Equity Contribution Agreement (Project Apogee)

“Cash Collateral” shall mean Cash or Cash Equivalents on deposit in the Prepayment Account.

“Collateral Agent” shall have the meaning ascribed thereto in the introductory paragraph.

“Credit Agreement” shall have the meaning ascribed thereto in the recitals.

“ECA Guaranty” means that certain Equity Contribution Agreement Limited Guaranty, dated as of the date hereof, by the Guarantor in favor of the Collateral Agent.

“Effective Date” shall have the meaning ascribed thereto in the introductory paragraph.

“Equity Contribution” shall mean Base Equity Contributions and/or Accelerated Equity Contributions (as the context requires).

“Equity Contribution Date” shall mean the date specified in each Equity Contribution Request as the date on which the Sponsor is being requested to make its Equity Contribution pursuant to Section 2.01 (Equity Contributions).

“Equity Contribution Request” shall mean a written request issued by the Borrower (or, in the case of Accelerated Equity Contributions, by the Collateral Agent in accordance with Section 2.01(c) (Accelerated Equity Contributions)) substantially in the form attached as Exhibit A (Form of Equity Contribution Request), which shall be delivered to the Sponsor at least ten (10) Business Days prior to the applicable Equity Contribution Date.

“Equity Funding Notice” shall have the meaning ascribed thereto in Section 2.01(d)(i) (Equity Contribution Mechanics).

“Equity Letter of Credit” shall mean an irrevocable letter of credit, substantially in the form of Exhibit B (Form of Equity Letter of Credit) or otherwise in a form reasonably acceptable to the Administrative Agent and Collateral Agent, issued by an Acceptable Equity Letter of Credit Bank in favor of the Collateral Agent (for the benefit of the Secured Parties).

“Guarantor” shall have the meaning ascribed thereto in the introductory paragraph.

“Guarantor Negative Credit Event” shall mean any event or circumstance that results in the Guarantor ceasing to maintain a Tangible Net Worth of no less than five hundred million Dollars (US$500,000,000).

“LC Negative Credit Event” shall mean, with respect to an Acceptable Equity Letter of Credit Bank that has issued an Equity Letter of Credit, a downgrade in (including the withdrawal of) the Acceptable Equity Letter of Credit Bank’s long-term unsecured senior debt rating by S&P or Moody’s such that it no longer satisfies the criteria set forth in the definition of “Acceptable Equity Letter of Credit Bank”. The Collateral Agent shall not be responsible for determining whether an LC Negative Credit Event has occurred or otherwise monitoring an Acceptable Equity Letter of Credit Bank’s debt ratings.

Equity Contribution Agreement (Project Apogee)

“Negative Credit Event Replacement Deadline Date” shall have the meaning ascribed thereto in Section 2.01(e)(iii) (Replacement of Guaranty).

“Non-Renewal Replacement Deadline Date” shall have the meaning ascribed thereto in Section 2.01(e)(iii) (Replacement of Guaranty).

“Prepayment Account” shall have the meaning ascribed thereto in the Depositary Agreement.

“Process Agent” shall have the meaning ascribed thereto in Section 4.10 (Service of Process).

“Remaining Equity Commitment” means, as of any date of determination, the difference of (a) US$125,000,000 minus (b) the cumulative amount of Base Equity Contributions and Accelerated Equity Contributions made pursuant to this Agreement as of such date minus (c) the Cumulative Equity Contributions described in clause (e) of the definition thereof, made as of such date. For the avoidance of doubt, no amounts contributed to the Borrower prior to the date hereof shall have the effect of reducing the Remaining Equity Commitment.

“Secured Party” shall have the meaning ascribed thereto in the Pledge and Security Agreement.

“Sponsor” shall have the meaning ascribed thereto in the introductory paragraph.

“Tangible Net Worth” means, with respect to the Guarantor, all shareholders’ equity in the Guarantor and its subsidiaries, determined on a consolidated basis in accordance with GAAP (less the value of (a) goodwill and all other assets properly classified as intangible assets under GAAP and (b) minority interests).

1.02 Rules of Interpretation. Article I (Definitions and Accounting Terms) of the Credit Agreement shall apply to, and are hereby incorporated by reference, mutatis mutandis, in, this Agreement.

Article II

EQUITY CONTRIBUTION OBLIGATIONS

2.01 Equity Contributions.

(a) Base Equity Contribution Undertaking. From time to time, until the Project achieves COD, on or prior to (i) any applicable Disbursement Date, to the extent required to satisfy the conditions set forth in Section 4.02(i) (No Change in Tax Law) of the Credit Agreement, and (ii) any other date during the continuation of a Cost Overrun Event, to the extent no Construction/Term Loans are available to the Borrower to pay the Project Costs, either because (x) there are no remaining Construction/Term Loan Commitments or (y) the Borrower has failed to satisfy the conditions set forth in Section 4.02 (Conditions Precedent to Each Borrowing) of the Credit Agreement with respect to the applicable Borrowing, the Sponsor agrees to make equity contributions to the Construction Account up to an aggregate amount equal to the Remaining Equity Commitment (each such contribution, a “Base Equity Contribution”), in each case, solely to the extent necessary to cause the Project to achieve COD. The Sponsor agrees to fund its Base Equity Contribution in accordance with Section 2.01(d) (Equity Contribution Mechanics) below.

Equity Contribution Agreement (Project Apogee)

(b) Making of Base Equity Contributions. The Borrower may (and, in connection with any Project Costs which are due and payable during the continuation of a Cost Overrun Event, and to the extent no Construction/Term Loans are available to the Borrower to pay the Project Costs, either because (x) there are no remaining Construction/Term Loan Commitments or (y) the Borrower has failed to satisfy the conditions set forth in Section 4.02 (Conditions Precedent to Each Borrowing) of the Credit Agreement with respect to the applicable Borrowing, the Borrower shall) request Base Equity Contributions from the Sponsor by its delivery to the Sponsor (with a copy to the Administrative Agent) of an Equity Contribution Request setting forth the requested Base Equity Contribution, and the Sponsor shall make such Base Equity Contribution to the Borrower in accordance with Section 2.01(d) (Equity Contribution Mechanics) below.

(c) Accelerated Equity Contributions.

(i) Without prejudice to clause (ii) below, upon the occurrence and continuation of (x) any Event of Default under Sections 8.01(a) (Failure to Make Payments), (d) (Cross-Default) (solely in connection with Material Debt of the Sponsor), (f) (Judgements) (solely in connection with judgements or orders against the Sponsor), (g) (Invalidity of the Loan Documents) and (k) (Abandonment) of the Credit Agreement that has not been waived in writing by the Required Lenders in accordance with the terms of the Credit Agreement or cured within ten (10) days or (y) any other Event of Default under Section 8.01 (Events of Default) of the Credit Agreement with respect to the Sponsor which has not been waived in writing by the Required Lenders in accordance with the terms of the Credit Agreement or cured within sixty (60) days and, in each case of clauses (x) to (y), all outstanding Loans have been declared immediately due and payable, the Required Lenders may instruct the Collateral Agent to, and, if so instructed, the Collateral Agent shall, request from the Sponsor an accelerated equity contribution in an amount equal to the lesser of (A) Remaining Equity Commitment and (B) the aggregate amount of the Obligations as of such date (the “Accelerated Equity Contribution”) by its delivery to the Sponsor (with a copy to the Borrower) of an Equity Contribution Request setting forth requested Accelerated Equity Contribution, and the Sponsor shall make the Accelerated Equity Contribution to the Borrower in accordance with Section 2.01(d) (Equity Contribution Mechanics) below.

(ii) Upon the occurrence and continuation of any Event of Default under Section 8.01(e) (Insolvency) of the Credit Agreement with respect to the Sponsor, the Sponsor shall make its Accelerated Equity Contribution to the Borrower without any presentment, demand, protest or other notice of any kind, each of which is hereby expressly waived by the Sponsor, and otherwise in accordance with paragraph (d) (Equity Contribution Mechanics) below.

Equity Contribution Agreement (Project Apogee)

(d) Equity Contribution Mechanics.

(i) Not later than 12:00 noon New York time three (3) Business Days prior to each Equity Contribution Date, the Sponsor shall confirm to the Collateral Agent and the Lenders (such notice, an “Equity Funding Notice”) that it intends to fund the requested Equity Contribution.

(ii) The Sponsor shall fund, or cause an Affiliate to fund, the requested Equity Contribution on the Equity Contribution Date to the Borrower, in Dollars and in immediately available funds, by depositing the requested Equity Contribution, (A) in the case of all Base Equity Contributions, into the Construction Account or (B) in the case of all Accelerated Equity Contributions, as directed by the Administrative Agent.

(e) Guarantor Negative Credit Event; Replacement of Guaranty.

(i) Upon the occurrence of a Guarantor Negative Credit Event, the Sponsor shall, not later than thirty (30) days following the occurrence of such Guarantor Negative Credit Event, replace the ECA Guaranty by delivering to the Collateral Agent Acceptable Credit Support in an aggregate amount equal to the Remaining Equity Commitment. The Sponsor may also, at its discretion, elect to replace the ECA Guaranty by delivering to the Collateral Agent Acceptable Credit Support in an aggregate amount equal to the Remaining Equity Commitment.

(ii) Upon its receipt of written notice of the failure of the Sponsor to make any payment when due in respect of any Base Equity Contribution when required pursuant to the terms of this Agreement, to the extent there exists Acceptable Credit Support at such time, the Collateral Agent shall make a drawing under or call on the Acceptable Credit Support in connection with the Sponsor’s obligations to make Base Equity Contributions, and in each case shall promptly deposit or cause to be deposited the proceeds into the Construction Account, for application in accordance with the Depositary Agreement. Any such drawing or call shall be deemed (1) to be an Equity Contribution to the Borrower and (2) to satisfy the Equity Contribution undertaking of the Sponsor in the amount of such draw or call.

(iii) With respect to any Equity Letter of Credit provided as Acceptable Credit Support hereunder, if either (A) the Collateral Agent receives notice from the issuer of such Equity Letter of Credit that such issuer has elected not to renew such Equity Letter of Credit and, if by the date that is ten (10) Business Days prior to the expiration date of such Equity Letter of Credit (the “Non-Renewal Replacement Deadline Date”), the Collateral Agent has not received replacement Acceptable Credit Support or (B) the Collateral Agent is notified by the Borrower, the Sponsor or any Lender that an LC Negative Credit Event occurs with respect to the issuer of any Equity Letter of Credit and in any such case the Sponsor has failed to deliver replacement Acceptable Credit Support by the date that is thirty (30) days after such LC Negative Credit Event (the “Negative Credit Event Replacement Deadline Date”), then, in the case of either sub-clause (A) or (B), the Collateral Agent shall, upon the Non-Renewal Replacement Deadline Date or the Negative Credit Event Replacement Deadline Date, as applicable, make a drawing under such Equity Letter of Credit in an amount equal to the full undrawn amount of such Equity Letter of Credit in accordance with the terms of such Equity Letter of Credit, and deposit (or cause the Depositary Bank to so deposit) the proceeds thereof into the Prepayment Account to be treated as Cash Collateral and for application in accordance with the Depositary Agreement.

Equity Contribution Agreement (Project Apogee)

(iv) All reasonable and documented fees, costs and expenses in connection with the issuance and/or maintenance of any Acceptable Credit Support shall be for the account of the Sponsor.

(v) For avoidance of doubt, each Loan Party and the Sponsor acknowledges and agrees that no Loan Party shall be the account party, secured party or beneficiary in respect of any Acceptable Credit Support.

(vi) Upon the termination of this Agreement pursuant to Section 4.13 (Termination), (1) the Collateral Agent shall promptly (A) return any outstanding Acceptable Credit Support and/or (B) execute and deliver a cancellation certificate to the issuing bank (or agent of such issuing bank) that issued each Acceptable Credit Support and in effect at such time and (2) the ECA Guaranty will automatically terminate, without further action necessary on the part of the Guarantor or any other Person.

(vii) The Borrower may, to the extent the aggregate amounts available under the Acceptable Credit Support in the aggregate at any time exceeds the Remaining Equity Commitment, direct the Administrative Agent to instruct the Collateral Agent to, and in such case the Collateral Agent shall, reduce the amount of one or more Acceptable Credit Support held by the Collateral Agent (but in no event shall the amount of such reduction(s), in the aggregate, exceed the amount by which the aggregate amounts available under the Acceptable Credit Support exceeds the Remaining Equity Commitment at such time) including by (i) issuing a reduction notice in connection with such Acceptable Credit Support or (ii) transferring any portion of the Cash Collateral, in immediately available funds, free and clear of the Liens of the Collateral Agent and the Lenders, to the Sponsor (as directed by the Sponsor in writing) or any Person designated by the Sponsor in writing, in each case by delivering a certificate to the Administrative Agent setting forth the calculation of such reduction, upon which the Administrative Agent may conclusively rely.

2.02 Obligations Unconditional. The obligations of the Sponsor under Section 2.01 (Equity Contributions) are absolute and unconditional, irrespective of the value, genuineness, validity or enforceability of any Loan Document or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of, or security for, any of the Obligations, and, to the fullest extent permitted by all applicable laws, rules, regulations and orders of any Governmental Authority, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of its undertakings hereunder, it being the intent of this Section 2.02 (Obligations Unconditional) that the obligations of the Sponsor hereunder shall be absolute and unconditional, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Sponsor hereunder which shall remain absolute and unconditional as described above:

(a) at any time or from time to time, without notice the Sponsor, the time for any performance of, or compliance with, any of the Obligations shall be extended, or such performance or compliance shall be waived;

Equity Contribution Agreement (Project Apogee)

(b) any of the acts mentioned in any of the provisions of any other Loan Document or any other agreement or instrument referred to herein or therein shall be done or omitted;

(c) the maturity of any of the Obligations shall be accelerated, modified, waived, supplemented or amended in any respect, or any right under any Loan Document or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

(d) any lien or security interest granted to, or in favor of, any Agent or any other Secured Party as security for any of the Obligations (including Liens intended to be created by the Collateral Documents) shall fail to be perfected or shall be released;

(e) the performance or failure to perform by the Sponsor of its obligations hereunder, or under any other agreement, or the condition (financial, legal or otherwise), affairs, status, nature or actions of the Borrower;

(f) the voluntary or involuntary liquidation, dissolution, sale of assets, marshalling of assets and liabilities, receivership, conservatorship, custodianship, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, readjustment or similar proceeding affecting any Person; or

(g) any change, whether direct or indirect, in the Sponsor’s relationship to any Loan Party, including any such change by reason of any merger or consolidation or any sale, transfer, issuance, spin-off, distribution or other disposition of any stock, equity interest or other security of any Loan Party, the Sponsor or any other entity.

The Sponsor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever (other than any notices required under this Agreement) and any requirement that any Agent or any other Secured Party or any party to a Loan Document exhaust any right, power or remedy or proceed against the Loan Parties under this Agreement, any other Loan Document or any other agreement or instrument referred to herein, or against any other Person under any other guarantee of, or security for, any of the Obligations.

2.03 Reinstatement. The obligations of the Sponsor under this Article II (Equity Contribution Obligations) shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Sponsor under this Agreement is rescinded or must be otherwise restored by any Loan Party or any Secured Party to the Sponsor as a result of any proceedings in bankruptcy, and the Sponsor agrees that it will indemnify each Secured Party on demand for all reasonable and documented actual out-of-pocket costs and expenses (including reasonable and documented fees and expenses of counsel) incurred by such Secured Party in connection with any rescission or restoration with respect to the Sponsor. This Section 2.03 (Reinstatement) shall survive the termination of this Agreement.

Equity Contribution Agreement (Project Apogee)

2.04 Equity Contribution Guaranty.

(a) The Guarantor shall deliver to the Collateral Agent on the Effective Date, and maintain the ECA Guaranty at all times until the earlier of (x) the date when this Agreement is terminated pursuant to Section 4.13 (Termination) below (subject at all times to reinstatement pursuant to Section 13 (Reinstatement) of the ECA Guaranty) and (y) the date when the ECA Guaranty is replaced pursuant to Section 2.01(e) (Guarantor Negative Credit Event; Replacement of Guaranty) (provided, that the Guarantor’s liability thereunder with respect to the amount required to be contributed pursuant to Sections 2.01(a), (b) and (c) herein shall be limited to the Remaining Equity Commitment).

(b) Upon the failure of the Sponsor to make payment when due in respect of its obligations under Sections 2.01(a), (b) and (c) herein, the Collateral Agent may demand that the Guarantor make payment under the ECA Guaranty (but solely to the extent of such failure) and in such event, the Guarantor shall promptly deposit or cause to be deposited the amount required to be paid by it into the Construction Account for application in accordance with the Depositary Agreement. Any payment by the Guarantor pursuant to the ECA Guaranty shall, when deposited into the Construction Account, satisfy the funding obligations of Sponsor in respect of the applicable Equity Contribution required hereunder in the amount so deposited and shall be deemed to be an Equity Contribution in the amount so deposited as provided herein.

Article III

Representations and Warranties

The Sponsor represents and warrants to the Borrower, the Administrative Agent (on behalf of the Lenders) and the Collateral Agent (on behalf of the Secured Parties), as to itself only, that as of the Closing Date:

3.01 Existence. The Sponsor is (a) duly organized or formed, validly existing and in good standing under the law of the jurisdiction of its organization or formation and (b)  duly qualified and authorized to do business as is now being conducted and as is proposed to be conducted and is in good standing as a corporation or limited liability company (as applicable) in each jurisdiction where its business requires such qualification, except where the failure to so qualify could not reasonably be expected to have a material adverse effect on the ability of the Sponsor to perform its payment and other material obligations hereunder.

3.02 Litigation. There is no material action, suit, litigation, arbitration or administrative proceeding pending or threatened in writing, against the Sponsor which is reasonably likely to be adversely determined against the Sponsor, and, if so adversely determined, would reasonably be expected to have a material adverse effect on the ability of the Sponsor to perform its payment and other material obligations hereunder.

Equity Contribution Agreement (Project Apogee)

3.03 Absence of Breach. The execution by the Sponsor of this Agreement, its consummation of the transactions contemplated hereby and its compliance with the terms hereof do not (a) contravene, conflict with or violate the Sponsor’s Organizational Documents, (b) materially contravene, conflict with, violate or fail to comply with any order, writ, injunction, resolution, judgment or decree of any court or other tribunal or Governmental Authority or any other material applicable laws, rules, and regulations or Governmental Authorization which would reasonably be expected to have a material adverse effect on the ability of the Sponsor to perform its payment and other material obligations hereunder, (c) result in or require the creation of any Lien upon any of the revenues, properties or assets of the Sponsor (other than Permitted Liens) or (d) contravene or conflict with in any material respect or result in any material breach or constitute any material default under, any material document which is binding upon the Sponsor.

3.04 Power and Authority. The Sponsor has taken all necessary limited liability company, corporate or other like action to authorize the execution, delivery and performance by it of this Agreement and the Sponsor has duly authorized, executed and delivered this Agreement.

3.05 Governmental Authorizations. No Governmental Authorization is necessary for the execution, delivery or performance by the Sponsor of this Agreement or for the validity or enforceability hereof with respect to or against the Sponsor, except to the extent that the failure to obtain or maintain any such Governmental Authorization would not reasonably be expected to have a material adverse effect on the ability of the Sponsor to perform its payment and other material obligations hereunder.

3.06 Pari Passu Status. The obligations of the Sponsor hereunder rank at least pari passu in priority of payment with other present unsecured and unsubordinated Debt of the Sponsor, except to the extent any such other Debt that are preferred under any bankruptcy or insolvency procedures to the extent required by the terms of any applicable laws, rules, regulations and orders of any Governmental Authority.

3.07 Solvency. The Sponsor and its subsidiaries, taken as a whole, are Solvent.

Article IV

miscellaneous

4.01 No Waiver. Subject to all applicable laws, rules, regulations and orders of any Governmental Authority, no failure or delay on the part of any Secured Party in exercising any right, power or privilege hereunder or under any other Loan Document and no course of dealing between the Sponsor, on the one hand and any Secured Party, on the other hand, shall impair any such right, power or privilege or operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Loan Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which any party thereto would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Sponsor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Secured Party to any other or further action in any circumstances without notice or demand.

Equity Contribution Agreement (Project Apogee)

4.02 Notices.

(a) All notices and other communications provided for hereunder shall be in writing and shall be considered as properly given (i) if delivered in person, (ii) if sent by overnight delivery service (including Federal Express, United Parcel Service and other similar overnight delivery services) if for inland delivery or international courier if for overseas delivery, (iii) in the event overnight delivery services are not readily available, if mailed by first class mail, postage prepaid, registered or certified with return receipt requested or (iv) if transmitted by electronic communication as provided in Section 4.02(b) below. Any communication between the parties hereto or notices provided herein may be delivered at the applicable party’s address and contact number specified beneath its name on the signature pages hereof, or at such other address and contact number as is designated by such party in a written notice to the other parties (by giving ten (10) days’ prior written notice to the other parties in the manner set forth herein) hereto.

(b) Notices and other communications hereunder may be delivered or furnished by electronic communication (including email and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, the Collateral Agent and the parties hereto. Each of the parties hereto may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communication pursuant to procedures approved by them, respectively; provided, that approval of such procedures may be limited to particular notices or communications. Any such notices and other communications furnished by electronic communication shall be in the form of attachments in .pdf format.

(c) Notices and communication delivered in person or by overnight courier service, or mailed by registered or certified mail, shall be effective when received by the addressee thereof during business hours on a Business Day in such Person’s location as specified beneath its name on the signature pages hereof, or at such other address as is designated by such Person in a written notice to the other parties hereto. Unless the Administrative Agent otherwise prescribes, notices and other communication delivered through electronic communications as provided in Section 4.02(b) above shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgement); provided, that if such notice or other communication is not given during normal business hours on a Business Day for recipient, it shall be deemed to have been given at the opening of business on the next Business Day for the recipient.

4.03 Expenses. The Sponsor agrees to reimburse (to the extent reimbursement has not already been made by the Borrower under the Credit Agreement) each of the Secured Parties for all reasonable and documented out-of-pocket costs and expenses of such Secured Parties (including the reasonable and documented fees and expenses of legal counsel) in connection with (a) any enforcement or collection proceeding against the Sponsor under or in respect of the Sponsor’s obligations under this Agreement, including all manner of participation in or other involvement with (i) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings of the Sponsor, (ii) judicial or regulatory proceedings with respect to the Sponsor and (iii) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) in connection with agreements to which the Sponsor is a party, and (b) the enforcement of this Section 4.03 (Expenses) or the preservation of any rights under this Agreement; in each case of clauses (a) and (b), except to the extent that a final and nonappealable judgment by a court of competent jurisdiction (A) establishes that such costs or proceedings were a result from (x) the gross negligence or willful misconduct of such Secured Party or any of its Related Parties or (y) breach in bad faith of such Secured Party’s obligations hereunder or under any other Loan Document, or (B) rules against any applicable enforcement or collection proceeding against the Sponsor under or in respect of the Sponsor’s obligations under this Agreement. This Section 4.03 (Expenses) shall survive the termination of this Agreement.

Equity Contribution Agreement (Project Apogee)

4.04 Entire Agreement; Termination of Prior Equity Contribution Agreement. This Agreement, together with all schedules and attachments and any other documents incorporated herein by reference, constitutes the sole and entire agreement of the parties hereto with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. The parties hereto acknowledge and agree that, as of the Effective Date, the Prior Agreements have been terminated and are of no further force and effect (other than provisions that expressly are stated to survive termination of the applicable Prior Agreement).

4.05 Amendments, Etc. The terms of this Agreement may be amended, supplemented, waived or otherwise modified only by an instrument in writing duly executed by the Sponsor, the Borrower, Holdings, the Administrative Agent and the Collateral Agent. Any such amendment or waiver shall be binding upon the Collateral Agent, the Administrative Agent, the Borrower, Holdings and the Sponsor.

4.06 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any assignment or transfer in violation of this Section 4.06 (Successors and Assigns) shall be null and void ab initio.

4.07 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

4.08 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when executed and delivered, shall be effective for purposes of binding the parties hereto, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic means will for all purposes be treated as the equivalent of delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable laws, rules, regulations and orders of any Governmental Authority, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Equity Contribution Agreement (Project Apogee)

4.09 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE WAIVER OF JURY TRIAL.

(a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) Any legal action or proceeding with respect to this Agreement, except as provided in paragraph (d) below, be brought in the courts of the State of New York in the County of New York or of the United States for the Southern District of New York and any appellate court from any thereof and, by execution and delivery of this Agreement, each party hereto hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each party hereto agrees that a judgment, after exhaustion of all available appeals, in any such action or proceeding shall be conclusive and binding upon it, and may be enforced in any other jurisdiction, including by a suit upon such judgment, a certified copy of which shall be conclusive evidence of the judgment.

(c) Each party hereto hereby irrevocably waives any objection that it may now have or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in the Supreme Court of the State of New York, County of New York or in the United States District Court for the Southern District of New York, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(d) Nothing in this Section 4.09 (Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial) shall limit the right of any Secured Parties to refer any claim against the Sponsor to any court of competent jurisdiction outside of the State of New York, nor shall the taking of proceedings by any Secured Party before the courts in one or more jurisdictions preclude the taking of proceedings in any other jurisdiction whether concurrently or not.

(e) EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

4.10 Service of Process. The Sponsor hereby consents to service of process by registered mail (only if required by any applicable laws, rules, regulations and orders of any Governmental Authority), DHL, Federal Express, UPS or similar courier to the address set forth on its signature page hereto, it being agreed that service in such manner shall constitute good and valid service upon such party, or its respective successors or assigns in connection with any such action or proceeding. . Nothing in this Section 4.10 shall affect the right of any of the parties hereto or their respective successors or assigns to serve legal process in any other manner permitted by law.

4.11 Waiver of Sovereign Immunity. The Sponsor shall not claim for itself or its assets in any jurisdiction immunity from suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process and to the extent that in any such jurisdiction there may be attributed to itself or its assets such immunity (whether or not claimed), the Sponsor hereby irrevocably waives such immunity to the full extent permitted by the laws of each such jurisdiction.

4.12 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

4.13 Termination. Except for any provision of this Agreement that expressly survives the termination hereof, this Agreement shall terminate and be of no further force and effect upon the earliest to occur of (a) the Conversion Date, (b) the repayment in full in cash of all Obligations and (c) the Remaining Equity Commitment being reduced to zero.

4.14 Administrative Agent and Collateral Agent. In the performance of their obligations under this Agreement, the Administrative Agent and the Collateral Agent shall be entitled to all of the rights, protections, exculpations and indemnities afforded to it as an Agent under the Credit Agreement.

[SIGNATURE PAGES FOLLOW]

Equity Contribution Agreement (Project Apogee)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

FREYR BATTERY, INC.,
as Sponsor

By:	/s/ Daniel Barcelo
	Name:	Daniel Barcelo
	Title:	Authorized Signatory

Address for Notices:

6&8 East Court Square, Suite 300
Newnan, Georgia 30263
Attention: Compliance Officer
Attention: Compliance Officer
Email: compliance-officer@freyrbattery.com

[Signature Page to Equity Contribution Agreement]

TRINA SOLAR US MANUFACTURING MODULE 1, LLC,
as Borrower

By its managing member:
Trina Solar US Manufacturing Holding, Inc.

By:	/s/ Su Wang
	Name:	Su Wang
	Title:	Treasurer

Address for Notices:

7100 Stevenson Blvd
Fremont California 94538
Attention: Su Wang
Email: su.wang@trinasolar.com

TRINA SOLAR US MANUFACTURING HOLDING, INC.,
as Holdings

By:	/s/ Su Wang
	Name:	Su Wang
	Title:	Treasurer

[Signature Page to Equity Contribution Agreement (Project Apogee)]

Solely relating to the termination of the Prior Equity Contribution Agreement as described in Section 4.04 of this Agreement:

TRINA SOLAR ENERGY DEVELOPMENT PTE. LTD.

By:	/s/ Lin Mingxing
	Name:	Lin Mingxing
	Title:	Director

[Signature Page to Equity Contribution Agreement (Project Apogee)]

HSBC BANK USA, N.A.,
as Administrative Agent

By:	/s/ BERTHA GALLARDO
	Name:	BERTHA GALLARDO
	Title:	Vice President

[Signature Page to Equity Contribution Agreement (Project Apogee)]

HSBC BANK USA, N.A.,
as Collateral Agent

By:	/s/ BERTHA GALLARDO
	Name:	BERTHA GALLARDO
	Title:	Vice President

[Signature Page to Equity Contribution Agreement (Project Apogee)]